As Filed with the Commission on March 5, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 4, 2021

W TECHNOLOGIES, INC.

(Name of registrant as specified in its Charter)

Delaware	000-24520	04-3021770
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9440 Santa Monica Blvd., Suite 301, Beverly Hills CA	90210
(Address of principal executive offices)	(Zip Code)

(424) 522-9977

(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
COMMON STOCK	WTCG	OTCPK

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS, ELECTION OF DIRECTOR, APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS.

Dr. Edward White was appointed to Registrant’s Board of  Directors , effective as of March 8, 2021. See Exhibit 99.1 From March 2015 to the present, Dr. White has been a consultant to Comprehensive family medical care, at the American Hospital Dubai Clinics with emphasis on urgent/acute care in the emergency department setting; and with family medical care, emphasis on chronic and acute problems in the adult population in the Media City Clinic, while keeping abreast of latest medical practice and trends.  From November 2010 to October 2014, he oversaw the provision of medical care covering over 32,000 lives in support of various international locations using US trained medical providers.  From December 2009 to February 2011, he was in a comprehensive family practice, including surgical procedures, in the outpatient setting with a 100 physician medical clinic utilizing EPIC electronic medical record (EMR).  From April 2007 until February 2009, he was a family physician in the US Army.

ITEM 8.01	OTHER EVENTS.

On March 4, 2021, Registrant issued a press release announcing the appointment of Dr. Edward White MD, as a director of Registrant, effective March 8, 2021. See Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

99.1.    Press Release dated March 4, 2021 regarding the  appointment of Dr. Edward White, MD ,as a director of Registrant effective March 8, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W Technologies, Inc.

Dated: March 5, 2021	By: /s/ Mikael Lundgren
Name: Mikael Lundgren
Title: President